UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2020

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

“Esentai Tower” BC, Floor 7, 77/7 Al Farabi Ave., Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2020, in accordance with the By-Laws of Freedom Holding Corp., (the “Company”), the board of directors (the “Board”) of the Company approved an increase in the size of the Board from five to six directors and expanded the number of Class III directors of the Board from one to two. Effective the same date, the Board appointed Amber Williams to fill the newly created Class III directorship. Ms. Williams will hold office for the remaining term of the Class III directors, which expires at the 2021 annual shareholder meeting. Ms. Williams is an independent director.

There are no arrangements or understandings between Ms. Williams and any other person pursuant to which Ms. Williams was appointed to the Board. Ms. Williams will be entitled to the applicable annual cash retainer and other compensation paid to non-employee members of the Board and committee members, under terms consistent with those previously disclosed by the Company. The Company is not aware of any transaction involving Ms. Williams that is reportable under Item 404(a) of Regulation S-K. Ms. Williams will also be entitled to enter into an indemnification agreement with the Company, if and when the Company elects to do so in accordance with its By-Laws. Ms. Williams has been appointed to serve on the Company’s audit committee and its nominating and corporate governance committee.

Ms. Williams was selected to serve as a director based on her professional experience in accounting, auditing, finance and internal controls and her background as a licensed CPA.

Biographical information for Amber Williams

Since 2012, Ms. Williams has provided accounting and CFO consulting services to companies. Ms. Williams is a Certified Public Accountant, having earned licensure in 2010. From 2018 to 2019, she was employed as a Manager with Brixey & Meyer, an Ohio based CPA firm. In that position she managed a team of accountants assisting companies complete monthly, quarterly and yearly financial statements and improving clients’ internal controls. From 2004 to 2012, Ms. Williams was employed in various accounting and finance positions with Grant Thornton, Basic Research, Goldman Sachs and PricewaterhouseCoopers, where her responsibilities included: planning and managing audit functions, including audit planning, fieldwork and internal control testing; assisting with product launch; serving as a member of a management team in conjunction with the sale of a business unit; and co-managing an initiative to improve processes surrounding tracking, monitoring and reporting internal/external errors that helped enhance reporting, improved transparency and decrease errors. Ms. Williams earned a Bachelor of Science degree in accounting from the University of Utah in 2004, and a Masters of Accounting degree from the University of Utah in 2005. Ms. Williams is 40 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: November 19, 2020	By:	/s/ Askar Tashtitov
Askar Tashtitov
President